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                                                             Exhibit 10.11.4




July 16, 1999



Delta Air Lines, Inc.
1030 Delta Boulevard
Hartsfield Atlanta International Airport
Atlanta, GA 30320

         Attention: Edward H. West
                     Senior Vice President
                     Strategy & Business Development

Gentlemen:

This letter shall be deemed an amendment ("Amendment") to the Airline Participation Agreement, the General Agreement, and the Participation Warrant Agreement dated as of August 31, 1998, each as amended through the date hereof, by and between Delta Air Lines, Inc. ("Delta") and priceline.com Incorporated ("Priceline"). This Amendment will be effective as of the date hereof. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings set forth in the Airline Participation Agreement, the General Agreement, and the Participation Warrant Agreement, as applicable.

Delta and Priceline agree to amend the Airline Participation Agreement, the General Agreement, and the Participation Warrant Agreement as follows:

1.  INCLUSION OF CONTINENTAL. Delta hereby grants its consent, pursuant to
    Section 3.1 of the General Agreement, to the addition of Continental Airlines to the Priceline Service subject to Section 3.1(g). of the General Agreement.

2. SECTION 3.1 (g) The following provision is added as Section 3.1(g) of the General Agreement:

    Priceline agrees that it will not issue tickets (i) on Continental Airlines in the following markets: (x) to or from ATL, BOS, DFW, CVG, SLC, or airports in the States of Georgia and Alabama, except for (A) flights originating from CLE, EWR IAH and HOU and (B) flights in O&D markets not served by Delta or a carrier


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    operating a flight under Delta's two letter designator code, and (y) in any international city pair where the passenger origin or destination is not within the 50 States of the United States, Canada or Mexico, except for (A) offers originating from CLE, EWR IAH and HOU and (B) offers in O&D markets not served by Delta or a carrier operating a flight under Delta's two letter designator code; or (ii) on any carrier operating a flight under Continental's two letter designator code except for Continental commuter carriers. Delta agrees to discuss with Priceline the possible removal of the restrictions in this Section 3.1(g) six months following Continental's participation in the Priceline Service. For purposes of Section 3.1, an O&D market shall be considered to be served by Delta or a carrier operating a flight under Delta's two letter designator code at any time scheduled service is offered for sale by one or more such carriers.

3. SECTION 3.1(b) Notwithstanding anything to the contrary in Section 3.1(b) of the General Agreement, Priceline may sell tickets under Continental's two letter "CO" designator code for flights operated by Continental's Domestic Partners; provided, that (i) Priceline has effective controls in place to ensure that the Domestic Partner flights ticketed under Continental's "CO" designator code do not include the O&D markets listed in Section 3.1(b)(x) and (y), and such controls have been approved in writing by Delta, which approval shall not be unreasonably withheld, (ii) Priceline will not reduce or adjust the first look allocations to Delta pursuant to the Priceline ticket allocation methodology as a result of Priceline's ability to ticket Domestic Partner operated flights under the "CO" two letter designator code; and (iii) Priceline shall review and obtain Delta's prior written consent to any adjustment to first look allocations to Continental as a result of its ability to sell Domestic Partner operated flights ticketed under the "CO designator code. For purposes of this Section 3.1(b), a "Domestic Partner" shall mean a person, corporation or other entity that (x) holds air transportation certificate authority issued by the United States Department of Transportation (or its predecessor, the Civil Aeronautics Board) pursuant to 49 U.S.C. Section 41102 or Section 41103.to operate flights within the United States, (y) has signed a Participating Carrier Agreement with Priceline, and (z) has a code-share arrangement with Continental for flights operating within the United States whereby Continental places its two letter "CO" code on the domestic U.S. flights operated by such person.

4. INCLUSION OF UNITED AIRLINES. Priceline agrees to include United Airlines in the Priceline Service on terms and conditions that are no less favorable than those offered to Continental Airlines at any time within the next 45 days.

5. DELTA SALES. For purposes of calculating "Qualifying Ticket Volume" under the Participation Warrant Agreement, Priceline's adaptive marketing revenues associated with Delta ticket sales will be included in determining Qualifying Ticket Volume. Priceline represents that all Delta ticket sales through the Priceline Service to date have earned a Gross Margin of at least 3%, and thus have met the Qualifying Ticket Volume criteria.


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Except as modified by this letter, all other terms and conditions of the Airline
Participation Agreement, the General Agreement and the Participation Warrant Agreement shall remain in full force and effect. In the event any term or provision of the Airline Participation Agreement, the General Agreement or the Participation Warrant Agreement is contrary to or inconsistent with this letter, the terms of this letter shall control.

If the above language is acceptable, please acknowledge your consent by signing where indicated below and returning your signed original to me.

                                  Sincerely,

                                  PRICELINE.COM


                                  By: /s/ Paul E. Francis
                                     ------------------------------
                                     Name: Paul E. Francis
                                     Title: Chief Financial Officer



ACCEPTED AND AGREED TO:

DELTA AIR LINES, INC.


By: /s/ Mark A.P. Druch
   --------------------------------------------
Name:   Mark A.P. Druch
Title:  Senior Vice President - Network Management